Bahar Production Facility 2018 IPAA New York Bahar Central Production Facility PRESENTATION Exhibit 99.2

disclaimer Outlooks, projections, estimates, targets and business plans in this presentation or any related subsequent discussions are forward-looking statements. Actual future results, including TransAtlantic Petroleum Ltd.’s own production growth and mix; financial results; the amount and mix of capital expenditures; resource additions and recoveries; finding and development costs; project and drilling plans, timing, costs, and capacities; marketing process; access to capital; revenue enhancements and cost efficiencies; industry margins; margin enhancements and integration benefits; and the impact of technology could differ materially due to a number of factors. These include market prices for natural gas, natural gas liquids and oil products; estimates of reserves and economic assumptions; the ability to produce and transport natural gas, natural gas liquids and oil; the results of exploration and development drilling and related activities; economic conditions in the countries and provinces in which we carry on business, especially economic slowdowns; actions by governmental authorities, receipt of required approvals, increases in taxes, legislative and regulatory initiatives relating to fracture stimulation activities, changes in environmental and other regulations, and renegotiations of contracts; political uncertainty, including actions by insurgent groups or other conflict; the negotiation and closing of material contracts; shortages of drilling rigs, equipment or oilfield services; and other factors discussed here and under the heading “Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2017, which is available on our website at www.transatlanticpetroleum.com and at www.sec.gov. See also TransAtlantic’s audited financial statements and the accompanying management discussion and analysis. Forward-looking statements are based on management’s knowledge and reasonable expectations on the date hereof, and we assume no duty to update these statements contained in our Form 10-K as of any future date, except as required by law. The information set forth in this presentation does not constitute an offer, solicitation or recommendation to sell or an offer to buy any securities of TransAtlantic. The information published herein is provided for informational purposes only. TransAtlantic makes no representation that the information and opinions expressed herein are accurate, complete or current. The information contained herein is current as of the date hereof, but may become outdated or subsequently may change. Nothing contained herein constitutes financial, legal, tax, or other advice. The SEC requires oil and gas companies, in their filings with the SEC, to disclose proved reserves that a company has demonstrated by actual production or conclusive formation tests to be economically and legally producible under existing economic and operating conditions. We may use the terms “estimated ultimate recovery,” “EUR,” “probable,” “possible,” and “non-proven” reserves, “prospective resources” or “upside” or other descriptions of volumes of resources or reserves potentially recoverable through additional drilling or recovery techniques. These estimates are by their nature more speculative than estimates of proved reserves and accordingly are subject to substantially greater risk of actually being realized by TransAtlantic. There is no certainty that any portion of estimated prospective resources will be discovered. If discovered, there is no certainty that it will be commercially viable to produce any portion of the estimated prospective resources. This presentation includes 1P, 2P, and 3P reserves based on a reserve report prepared by Degolyer & MacNaughton as of December 31, 2017 using forward strip pricing (“YE2017 D&M Strip-Pricing Reserve Report”) and a reserve report prepared by Degolyer & MacNaughton as of December 31, 2017 using SEC pricing (“YE2017 D&M SEC Reserve Report”). 1P reserves refer to proved reserves. 2P reserves refer to proved reserves plus probable reserves. 3P reserves refer to proved reserves plus probable reserves plus possible reserves. Proved reserves are those quantities of oil and natural gas, which, by analysis of geoscience and engineering data, can be estimated with reasonable certainty to be economically producible, from a given date forward, from known reservoirs, and under existing economic conditions, operating methods, and government regulations, prior to the time at which contracts providing the right to operate expire, unless evidence indicates that renewal is reasonably certain, regardless of whether deterministic or probabilistic methods are used for the estimation. The project to extract the hydrocarbons must have commenced or the operator must be reasonably certain that it will commence the project within a reasonable time. Probable reserves are inherently imprecise. When producing an estimate of the amount of oil and natural gas that is recoverable from a particular reservoir, an estimated quantity of probable reserves is an estimate of those additional reserves that are less certain to be recovered than proved reserves but which, together with proved reserves, are as likely as not to be recovered. When deterministic methods are used, it is as likely as not that actual remaining quantities recovered will exceed the sum of estimated proved plus probable reserves. When probabilistic methods are used, there should be at least a 50% probability that the actual quantities recovered will equal or exceed the proved plus probable reserves estimates. Possible reserves are also inherently imprecise. When producing an estimate of the amount of oil and natural gas that is recoverable from a particular reservoir, an estimated quantity of possible reserves is an estimate that might be achieved, but only under more favorable circumstances than are likely. When deterministic methods are used, the total quantities ultimately recovered from a project have a low probability of exceeding proved plus probable plus possible reserves. When probabilistic methods are used, there should be at least a 10% probability that the total quantities ultimately recovered will equal or exceed the proved plus probable plus possible reserves estimates.

Disclaimer (cont.) This presentation also includes prospective resource estimates from the Netherland, Sewell & Associates, Inc. Prospective Resource Report dated as of May 31, 2017 (“May 2017 NSAI Prospective Resource Report”), and the DeGloyer and MacNaughton Prospective Resource Report dated as of December 31, 2017 (“December 2017 D&M Prospective Resource Report”), and the DeGloyer and MacNaughton Prospective Resource Report for the Thrace Basin dated as of December 31, 2017 (“December 2017 D&M Prospective Resource Report – Thrace Basin”). Prospective resources are not the same as reserves or contingent resources. Prospective resources are those quantities of oil and gas estimated, as of a given date, to be potentially recoverable from undiscovered accumulations by application of future development projects. Prospective resources have both an associated chance of discovery and a chance of development. There is no certainty that any portion of the resources will be discovered. If discovered, there is no certainty that it will be commercially viable to produce any portion of the resources. Risks associated with the estimate of prospective resources contained in this presentation include, but are not limited to: The Thrace Basin Centered Gas Accumulation (“Thrace BCGA”) play is in the early exploration and delineation cycle with limited well control and limited fracture stimulation and testing data. Prospects evaluated in the May 2017 NSAI Prospective Resource Report are developed largely using seismic interpretation. Limited well control data is available to support the prospects. The volumes associated with the May 2017 NSAI Prospective Resource Report are all the unrisked high estimate, meaning there is no more than a 10% probability that the volumes discovered will exceed the estimate. There is no long-term well production performance from the Thrace BCGA or the May 2017 NSAI Prospective Resource Report prospects to establish a production type curve specific to the prospect, thereby requiring use of analogue information to establish development plans and to confirm the chance of commerciality. Recovery efficiencies are uncertain given the absence of site specific long-term well production performance data. The limited deep drilling carried out in the Thrace Basin and Bulgaria provides limited visibility on future costs to drill, frac and complete deep development wells to exploit prospects in those regions and the associated impact on the chance of commerciality. Although oil and gas activity has been underway for many decades in Turkey, as activity levels increase, timelines may increase to achieve government and local landowner approvals. Note on PV10 and PV20: The present value of estimated future net revenues is an estimate of future net revenues from a property at the date indicated, without giving effect to derivative financial instrument activities, after deducting production and ad valorem taxes, future capital costs, abandonment costs and operating expenses, but before deducting future federal income taxes. The PV10 future net revenues have been discounted at an annual rate of 10% and the PV20 future net revenues have been discounted at an annual rate of 20% to determine their “present value.” The present value is shown to indicate the effect of time on the value of the net revenue stream and should not be construed as being the fair market value of the properties or the oil and natural gas reserves TransAtlantic owns. Estimates have been made using constant oil and natural gas prices and operating and capital costs at the date indicated, at its acquisition date, or as otherwise indicated. We believe that the present value of estimated future net revenues before income taxes, while not a financial measure in accordance with GAAP, is an important financial measure used by investors and independent oil and natural gas producers for evaluating the relative significance of oil and natural gas properties and acquisitions because the tax characteristics of comparable companies can differ materially. PV10 and PV20 are not measures of financial or operating performance under GAAP. Neither PV10 nor PV20 should be considered as an alternative to the Standardized Measure as defined under GAAP. The Standardized Measure represents the PV10 after giving effect to income taxes. Note on BOE: BOE (barrel of oil equivalent) is derived by converting natural gas to oil in the ratio of six thousand cubic feet (MCF) of natural gas to one barrel (bbl) of oil. BOE may be misleading, particularly if used in isolation. A BOE conversion ratio of 6 Mcf:1 bbl is based on an energy equivalency conversion method primarily applicable at the burner tip and does not represent a value equivalency at the wellhead.

Important Notice This presentation reflects TransAtlantic’s management’s opinions of a logical and appropriate production, development, and exploration program, which balances the following objectives: Increasing production income by drilling proved undeveloped locations Advancing testing of high-value resource and prospective prospects to a state where continuous development could be commenced in mid-2019 following reservoir testing of wells drilled in 2018 and early 2019 Constructing the necessary and justified production facilities to support the continuous development described in 2) above All activities in 1) and 2) located and timed to conserve and expand TransAtlantic’s production licenses in the greatest realistic manner Making fair estimates of costs and production results based upon prior history and expected practices The drilling and exploration activities discussed in this presentation seek to provide investors with information to better understand the value potential of TransAtlantic’s current properties and opportunities. This presentation depicts an accelerated work-plan that exceeds TransAtlantic’s current cash flow and credit facilities and therefore this presentation should be read as a description of the “potential” of TransAtlantic’s assets rather than as a description of actual intended operations.

COMMODITIES CYCLES . Commodities are a contrarian opportunity as uptrend of the current cycle begins. Oil and gas are especially attractive since they are less exposed to China demand than industrial metals. 40 Year 1 Year Commodities at Historic Extreme Lows Relative to Overall Stock Market Commodities to Stock Ratio

Favorable oil market fundamentals . Global demand growth has balanced supply, ending the oil glut International Energy Agency, Oil Market Report: 13 February 2018 1.5 billion internal combustion vehicles on roads compared to 2-3 million electric vehicles (Tailpipe to Smokestack shift) 1 billion bbl’s must be found every 10 days. Will move toward 8 days before leveling (and natural gas will be mitigating force) Declining discoveries setting the stage for tightening of Oil and Gas markets Declining Discoveries

KEY LEARNINGS: OIL & GAS INVESTING

Oil and Gas Investing Observations	TransAtlantic's Alignment to those Observations
Insider alignment is key. Find owner-operators with ***skin in the game.***	70%+ owned by 5 entities; CEO & related family members ***beneficially own greater than 40%*** of common shares and of Series A preferred shares
Focus on reserves as key valuation framework, ideally buying at a discount	TAT trades at more than a ***60% discount*** to its ***proved reserves***
Look for ***long runway*** of future growth to current operations	TransAtlantic acreage builds to more than $10 per share NAV* (***>7X current price***)

TransAtlantic, one of the world's most undervalued E&P companies, meets all of these investment criteria.

* See slide 22 for further details

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TRANSATLANTIC Petroleum Ltd.

TRANSATLANTIC PETROLEUM CAPITAL STRUCTURE

As Of 3-30-18

Listed Exchanges and Tickers	NYSE AMERICAN: TAT TSX: TNP
Share Price as of 30-Mar-2018	$1.29
Common Shares Outstanding	50.4 MM
Common Shares to be issued if all Preferred Shares Convert[1]	42.1 MM
Market Capitalization	$65 MM
Fully-Diluted Market Capitalization[1]	$119 MM
Enterprise Value[1]	$130 MM

(1) Assumes preferred shares converted to common shares. Cash of ~$19MM and total debt of ~$29MM per Q4'2017 10K filing and term loan announced November 2017.

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TRANSATLANTIC Petroleum Ltd.

Balance sheet: debt managed through oil price cycle . (1)This pro forma amount assumes three payments of $1.375mm on our Term Loan for each month Jan, Feb, and March 2018. 2) Adjusted EBITDAX is a non-GAAP financial measure. See the reconciliation on page 28 Total Debt ($ Millions) New Term Loan Net Financial Debt at YE 2017 was $9.7mm Q4 2017 EBITDAX was $8.4mm(2) (1)

. Company Overview: u.s. Technology in high-return international locales A Dallas, TX – based oil and gas company applying proven, North American technology to known international hydrocarbon basins Focused on horizontal drilling, stimulation, and 3D seismic Operate in countries favorable commodity prices, royalty, and tax rates Holds 367,000 net acres in Turkey and 163,000 net acres in Bulgaria Fiscal regimes among the best in the world 8,900 net acres in the highly productive Şelmo Oil Field 121,600 net acres in the oil rich Molla Area ~ 50,000+ net acres in the evolving basin centered gas play in Thrace Basin

Historical Capex and Production Growth Note: 2018 expected capex includes $1.6 to $4.6 million of capital expenditures that are contingent on funding and assumes that TransAtlantic drills each of the wells described in its previously disclosed 2018 drilling schedule. 2019 expected capex is contingent on funding and assumes that TransAtlantic drills each of the wells described in its previously disclosed 2019 drilling schedule and incurs additional pipeline expenses. (1) Thrace Basin Natural Gas Corporation; disposed of in 2016 (2) Assumes exploration success in Bulgaria; includes Thrace, Dadas Sand and Dadas Shale (2) (1) Short-cycle portfolio, highly responsive to capex spend

PRODUCTION AND DEVELOPMENT: Şelmo Field In Southeast Turkey

Steady, solid long-lived field with improved prospects from applying new recovery techniques.


ARMENIA
SOUTHEAST TURKEY
IRAN
DIYARBAKIR
ŞELMO FIELD
MOLLA AREA
GÖKSU,
ARPATEPE FIELDS
IRAQ
SYRIA

SOUTHEAST TURKEY

- 2nd largest oil field in Turkey discovered in 1964 by Mobil
- 700 MMBO in place and 91+ MMBO produced
- TransAtlantic 100% WI
- Focus of 2018-2019 drilling campaign to increase production
  - Şelmo Field ~ 11.9 MMBoe 2P Reserves
  - 2P PV10 $236 MM Brent Forward Strip

November 29, 2017
TransAtlantic Petroleum Announces New Drilling Program
With receipt of proceeds from the 2017 Term Loan, the Company is launching a new drilling program. The Company plans to begin drilling the Şelmo-81H1 well starting in the first quarter of 2018. Şelmo is a "Cash Cow"

(1) Based on YE2017 D&M Strip-Pricing Reserve Report
(2) Pre-tax values based on YE2017 D&M Strip-Pricing Reserve Report
Note: PV10 values for all reserves calculated using SEC prices are as follows: 1P: $266 MM and 2P: $464 MM assuming a flat price of $54.89/bbl. Please see slide 29-32 for reconciliation of PV10 values to the most comparable GAAP measure.

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TRANSATLANTIC Petroleum Ltd.

Note: DeGolyer & McNaughton oil type curve has an 24-hour IP of 185 bbl/d and is based off assumptions that result in a curve below TAT’s observed well performance in the area. Economic results are shown on a pre-tax basis. Rate – Time Production Plot Economic Summary Best Fit Curve - Each well drilled makes $4.6mm profit (average) Şelmo wells deliver 49-128% returns Bahar Bedinan 1P type curve per DeGolyer & McNaughton Reserve Report Şelmo - Great economics and actual averages outperform 1P reserves

PRODUCTION AND DEVELOPMENT: Molla Area Fields In Southeast Turkey

A Highly productive, stacked pay oil field (Anadarko Basin Analog)



ARMENIA
SOUTHEAST TURKEY
IRAN
DIYARBAKIR
SELMO FIELD
MOLLA AREA
BAHAR, GÖKSU, ARPATEPE FIELDS
IRAQ
SYRIA

- Additional focus of 2018 drilling campaign
- Key source of unbooked potential reserve upside
  - Molla Area Fields ~ 15.6 MMBoe 2P Reserves
  - 2P PV10 $321 MM
- Bahar Field:
  (~7MMBoe 1P reserves, 11MMBoe 2P) produces from the Bedinan Sandstone, Dadas Sand, Hazro F-3 Sand and Hazro F-4 Dolomite formations, Mardin shows untested
- Liquids rich gas and secondary recovery upside

SOUTHEAST TURKEY



Mardin
Hazro F-4
Hazro F-3
Hazro F-2
Hazro F-1
Dadas III
Dadas II
Dadas Hot Shale
Bedinan Repeat
Bedinan Main
Bedinan Silts
Bahar 3
Oil Productive
Source Rock
Oil Productive
Oil Productive
Limestone
Dolomite
Sandstone



(1) Based on YE2017 D&M Strip-Pricing Reserve Report
(2) Pre-tax values based on YE2017 D&M Strip-Pricing Reserve Report
Note: PV10 values for all reserves calculated using SEC prices are as follows: 1P: $266 MM and 2P: $464 MM assuming a flat price of $54.89/bbl. Please see slide 29-32 for reconciliation of PV10 values to the most comparable GAAP measure.

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TRANSATLANTIC Petroleum Ltd.

. Molla Area: bahar Field - Great economics Rate – Time Production Plot Economic Summary DeGolyer & McNaughton Curve - Each well makes $10.4mm profit (average) Bahar Bedinan 1P type curve per DeGolyer & McNaughton Reserve Report Bahar wells deliver returns > 300%

Primary basins: Southeast Turkey Basin – Anadarko Basin Analog . Over > 85 mmboe (1) of net conventional and 600 mmboe (2) of net unconventional prospective resources have been identified in the Molla Area of Southeast Turkey Multiple targets and stacked plays. Five pay zones Drill depths are < 4,000m, with the shallowest pay zones starting at 1,500m Wells are expected to cost ~$2-4 MM to drill and complete vertically Discoveries can be rapidly monetized, given proximity to existing infrastructure Prospectivity Overview Molla Area Prospecitivity Overview Pinar Discovery Yeniev 1 Drilling Now Cavuslu Discovery Based on May 2017 NSAI Prospective Resource Report Based on internal estimates

PRIMARY BASINS: THRACE BASIN – JONAH FIELD ANALOG



NORTHWEST TURKEY
TEKIRDAG
OSMANLI FIELD
ISTANBUL
GEAN

- TransAtlantic has a 100%[1] interest in the Temrez leases, covering an area of 120,000 acres in the Thrace basin.
- Valeura (Statoil JV) just announced results from a well validating significant Basin Centered Gas Play in the basin.
- 4 Tcf of prospective resource on TransAtlantic's Temrez license[2]. Subject to funding, TransAtlantic intends to commence a 3-well delineation program in Q4 2018.

Basin Centered Gas Accumulations (BCGA) are very valuable assets



Source: Unconventional Oil & Gas Handbook, Y. Zee Ma, Stephen
Conventional normal pressure structural trap
Conventional normal pressure structural trap
Conventional normal pressure Stratigraphic trap
Transition Zone
Top of pervasive gas window
Basin Centered gas abnormal pressure
Sweet Spots
Source rocks
Tens of miles or km

BCGAs with 4 Tcf of recoverable gas translates to gross revenues of **$20 billion** with gas prices of $5 per MCF in Turkey.

Valeura's potential BCGA discovery has excited markets



VLE stock price up 5x since announcement
8
6
4
2
0
Jul 2017
Nov 2017
Mar 2018

TransAtlantic controls acreage immediately adjacent to Valeura.

TAT's Thrace Assets Result in Favorable Comparisons

Comparison	VLE	TAT
Wells on license	✓	✓
Sand present	✓	✓
500+ meters net pay	✓	✓
Over-pressure confirmed	✓	✓
Gas and oil tests	✓	✓
Slickwater well completion	✓	×
BCGA Net acres	~65 – 75K	~50K
Pipeline	✓	✓
Operations	×	✓
Value	$310 MM[1]	

Based on Valeura Energy's February 2018 equity offering price of $5.70 per common share

(1) TransAtlantic acquired its Thrace Basin leases from Zorlu Enerji, which has the option to either a 5% NPI or participate with a 25% WI on all future wells drilled on the Temerez Blocks.
(2) December 2017 D&M Prospective Resources Report

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TRANSATLANTIC Petroleum Ltd.

POTENTIAL OF TAT'S THRACE ACREAGE IN THE TEMREZ AREA

TransAtlantic's Acreage


Bulgaria
Northwest Turkey
TAT Exploration acreage
TAT Production acreage
BCGA Boundary

Structural Depth in the Thrace Basin


-2500 meters
Boundary of Over-pressure at ~0.7 psi/ft
Yamalik-1:
Aggregate test rates of 2.9 mmcfd with condensate of 20-70 bbls/mmcf from four test intervals (eight fracs) in the Keşan Formation
TransAtlantic License
Valeura/Statoil License
Boundary of Over-Pressure

The 4 Tcf resource estimate could turn out to be conservative

Prospect	Low Estimate		Best Estimate		High Estimate		Mean Estimate		Geologic CoS	Adj. Mean Resource	
	Gas (bcf)	Cond. (mmbbls)	Gas (bcf)	Cond. (mmbbls)	Gas (bcf)	Cond. (mmbbls)	Gas (bcf)	Cond. (mmbbls)	(%)	Gas (bcf)	Cond. (mmbbls)
Temrez 18b4	274	5	762	17	1,970	52	999	25	70%	699	18
Temrez 18a3	742	14	2,067	45	5,731	152	2,799	69	70%	1,959	48
Temrez 18a4	85	2	245	6	700	17	330	8	70%	231	6
Total[1]	1,403	26	3,303	73	7,775	205	4,128	102	70%	2,890	71
Total[2]	1,102	21	3,073	68	8,401	221	4,128	102	70%	2,890	71

Mean Case
- 23,016 acres productive area
  - 47% of the 49,134 acres within the pressured area
- 1,117 feet of net pay
- 56% net to gross ratio
- 7.6% porosity
- 50% gas saturation
- 54% recovery efficiency

High Case
- 31,937 acres productive area
  - 65% of the 49,134 acres within the pressured area
- 1,972 feet of net pay
- 76% net to gross ratio
- 10.1% porosity
- 63% gas saturation
- 69% recovery efficiency


Gas
Condensate
14%
12%
10%
90%
88%
86%
Low
Best
High

1TCF = ± $5B Gross Sales

Source: December 2017 D&M Prospective Resources Report – Thrace Basin
(1) Total represents the statistical aggregate
(2) Total represents the arithmetic summation

18 | NYSE AMERICAN: TAT TSX: TNP.TO

PRIMARY BASINS: BULGARIA

Conventional high margin potential to be exploited with 3D insights


ROMANIA
KOYNARE CONCESSION
SOFIA
BULGARIA

BULGARIA

- 35-year Koynare Production Concession through 2048 covers 163,000 acres
- Koynare #1 drilled by Direct Petroleum utilizing old 2D seismic crossed a major fault and encountered the target zone at deeper depth. Completed for gas – condensate discovery from shallower zone.
- 3D seismic shot by TransAtlantic identified the fault location and target located northeast. Estimated 25 MMbbl recoverable (Primary).(1) Contingent on funding, Q3 18 plan to whipstock and drill #1 well to 3D target and delineate more shallow pay
- Multiple additional leads create running room
- Highest per well return potential in portfolio ± 8-1


North Koynare Prospect
M GERAN
B GERAN
D LUKOVIT
STAROSELTZI
G DABNIK
D DABNIK
PISAROVO
GRABEN "KITCHEN"
MRAMOREN
VARBITZA
DRASHAN
AGLEN


A'
1400 Acres
B
Proposed Location
B'
R1
R2
A

(1) Based on May 2017 NSAI Prospective Resource Report

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TRANSATLANTIC Petroleum Ltd.

TAT MARKETING PROCESS – TIMELINES



Week of Feb 19
Week of Feb 26
Week of Mar 5
Week of Mar 12
Week of Mar 19
Week of Mar 26
Week of April 02
Week of Apr 09
Week of Apr 16
Week of Apr 23
Week of Apr 30
Week of May 07
Week of May 14
Week of May 21
Week of May 28
Week of Jun 04
Week of Jun 11
Week of Jun 18
Company Marketing Process and Key Events
Reserve Report Released
Investor Presentation Released
London TPH kickoff
Data Room Open, Management Presentation to Prospective Buyers
Bids (Week of May 15)
Negotiations
Annual Meeting (June 19)
Investor Outreach Campaign
Email & Phone Campaign
Q4 TAT Earnings Conference Call
Fireside Chat (April 3rd 2 p.m. EST)
Contact Lytham Partners for Participation
Robert Blum (phone: 602-889-9700)
IPAA/OGIS in NYC
April 9th 3:35 p.m. EST
Q1 Earnings Call (Week of May 7)
IPAA/OGIS in NYC
Investor 1-on-1 Meetings April 10th-11th
Contact Lytham Partners for Participation
Joe Diaz (phone: 602-889-9700);

The above schedule and events are subject to change as the process evolves.

★ TransAtlantic Petroleum Presentation ★ Hosted by Lytham Partners

20 | NYSE AMERICAN: TAT TSX: TNP.TO

TRANSATLANTIC Petroleum Ltd.

TRANSATLANTIC MARKET VALUATION – REGIONAL PEERS

TransAtlantic offers exposure to high margin barrels at an attractive valuation

Current EV/2P Reserves versus Full-Year 2017 Netback ($/boe)

TransAtlantic EV / YE 2017 2P of $5.06/boe and YE 2017 netback of $38.40/boe



YE 2017 Netback(1) ($/boe)
$20 - $40
$0 - $20
TRANSATLANTIC
VERMILION ENERGY
SDX ENERGY
IGas Energy
valeura energy inc.
JKX
Genel Energy
TransGlobe Energy
DANAGAS
Tethys Energy
SERINUS ENERGY
ORYX PETROLEUM
$0 - $10
$10 - $20+
Current EV / 2017 2P Reserves ($/boe)
Public Market Value
Profitability

Source: Company filings, FactSet as of 27-Mar-2018.
Note: Reserves and financial values as of YE 2017, except Tethys Energy and JKX which reflect pro rata Q3 2017 netback and reserve values as the companies' 2017 annual results have not yet been posted.
(1) Netback defined as revenue less operational expenses per net boe of production; pre-tax

21 | NYSE AMERICAN: TAT TSX: TNP.TO

TRANSATLANTIC Petroleum Ltd.

Transatlantic petroleum is significantly undervalued Update before IPAA Pre-tax values based on YE 2017 D&M Strip-Pricing Reserve Report. Note: PV10 values calculated using SEC prices are as follows: 1P - $244 MM and 2P - $464 MM assuming a flat price of $54.89/bbl. PV20 values calculated using SEC prices are as follows: 3P $124 MM assuming a flat price of $54.89/bbl. Please see slides 29-32 reconciliation of PV10 and PV20 values to most comparable GAAP measure. Based on TransAtlantic’s 50,000 net acre position in the BCGA at $6,200/acre, calculated based on Valeura Energy’s market value using Valeura Energy’s February 2018 equity offering price of $5.70 per common share. Bulgaria, Dadas Sand and Molla conventional exploration resource values per May 2017 NSAI Prospective Resource Report. Dadas Shale and Şelmo Deep potential excluded from analysis. Note: Assumes 92.5 mm shares fully diluted Enterprise value of $130 MM is just 39% of 1P resources PV10 and just 23% of 2P PV10 $1.29 share price as of 03/30/18 TAT Stock Price $10 $8 $6 $4 $2 Catalysts: Dadas frac of Cavuslu Yeniev well Q2 2018 in the Molla area Koynare re-entry Q3 2018 in Bulgaria Bulgaria ~26 net mmboe Molla Conventional ~85 net mmboe Dadas Sand ~122 net mmboe Conventional and Unconventional Exploration Upside

TRANSATLANTIC RECAP

STRATEGY	Established North American drilling & completion techniques can deliver value across portfolio of onshore Europe
SIGNIFICANT ASSETS	Material positions in the Thrace Basin Centred Gas Accumulation play in Northwest Turkey with 4 - 8 Tcf and 100 - 200 mmbbls of independently certified (net) prospective gas and condensate resources[(1)] and the SE Anatolian Basin with ~685 mmbbls of prospective oil resources[(2)]
LUCRATIVE LOCALE	Active operations in Turkey, with a supportive regulatory environment, attractive fiscal framework and high energy demand
GROWTH AHEAD	On-going drilling campaign underway expected to grow production in 2018 and the potential to more than double overall production by end of 2019, contingent on funding
MASSIVE VALUE	Attempting to unlock value through TPH marketing process

(1) December 2017 D&M Prospective Resource Report
(2) May 2017 NSAI Prospective Resource Report and internal estimates

23 | NYSE AMERICAN: **TAT** TSX: **TNP.TO**

TRANSATLANTIC Petroleum Ltd.

Transatlantic petroleum operating environment . Bahar Field Bahar Central Production Facility Oil Storage Şelmo Şelmo

MANAGEMENT TEAM

Strong management team and insider alignment

Management Team							
Name	Malone Mitchell III	Todd Dutton	Fabian Anda	Chad Burkhardt	Selami Uras	Lee Muncy	David Mitchell
							
Title	Chairman & CEO	President	VP, Finance	VP, GC & CS	VP, Land	VP, Geosciences	VP, Engineering
Experience	33 years	37 years	18 years	18 years	30 years	38 years	10 years
Biography	▪ Founded Riata Energy in 1985; saw it through numerous deals and operational evolutions ▪ Purchased National Energy Group in 2006 and with Riata renamed it to SandRidge Energy ▪ Oklahoma State University BS	▪ President of Longfellow Energy since 2007 ▪ Held various positions at Texas Pacific Oil Co., Coquina Oil Corp., BEREXCO and Riata Energy ▪ University of Oklahoma BBA (Petroleum Land Management) ▪ Certified Professional Landman	▪ Management roles in a variety of multicultural roles ▪ Began his career at ConocoPhillips in operational and financial positions ▪ University of Saint Thomas at Houston (Finance and Business Administration; International Finance)	▪ Joined TAT from Baker Botts where he served as Partner in the Corporate division ▪ Duke University School of Law, JD ▪ Texas A&M BA (Anthropology and English)	▪ Serves as the TAT representative in Turkey, since 2006 ▪ Previously was the Resident Rep. and General Manager for ARCO O&G ▪ Started his career at Geophysical Services in Turkey ▪ Faculty of Economical & Commercial Sciences ▪ Financial Advisor Certificate and Certified CPA	▪ Oversees TAT's geological and geophysical efforts ▪ Previously served as VP of Exploration at Bass Companies ▪ Began his career as a geologist with Mobil Oil Corp. ▪ Ohio State University BS, MS (Geology & Mineralogy)	▪ Joined TAT in 2013 and has served in several operations and engineering roles ▪ Began his career at Talisman Energy as an engineer in a variety of positions ▪ University of British Columbia BASC (Engineering) ▪ Registered Professional Engineer (Alberta)

Beneficially owns approximately 47% of Common Shares and, with his children, 45% of Series A Preferred Shares

25 | NYSE AMERICAN: TAT TSX: TNP.TO

Selmo Production Facility Şelmo Thank You

Appendix

RECONCILIATION FOR EBITDAX

U.S. Dollars in thousands	For the Three Months Ended			For the Twelve Months Ended		TBNG		Excluding TBNG	
	Dec 31, 2017	Sept 30, 2017	Dec 31, 2016	Dec 31, 2017	Dec 31, 2016	Two Months Ended Feb 28, 2017 (1)	Twelve Months Ended Dec 13, 2016	Twelve Months Ended Dec 31, 2017	Twelve Months Ended Dec 31, 2016
Net loss from continuing operations	$ (4,039)	$ (4,353)	$ (5,699)	$ (23,875)	$ (22,445)	$ (15,242)	$ 6,002	$ (8,633)	$ (28,447)
Adjustments:								$ -	$ -
Interest and other, net	1,422	2,140	1,600	7,740	9,295	(130)	(1,906)	7,870	11,201
Current and deferred income tax expense	1,573	518	226	5,429	6,046	-	1,005	5,429	5,041
Exploration, abandonment, and impairment	685	141	2,999	934	5,963	6	349	928	5,614
Seismic expense	1,677	2,966	20	4,723	104			4,723	104
Foreign exchange loss (gain)	806	48	3,212	1,861	3,871	196	(3,370)	1,665	7,241
Share-based compensation	136	142	133	692	629			692	629
Loss (gain) on commodity derivative contracts	2,151	1,365	838	1,852	3,257			1,852	3,257
Cash settlements on commodity derivative contracts	-	-	-	32	4,188			32	4,188
Accretion of asset retirement obligation	46	49	88	190	373	-	124	190	249
Depreciation, depletion, and amortization	3,901	4,272	5,972	16,925	29,025	(43)	2,567	16,968	26,458
Commodity derivative unwind gain	-	-	-	-	-			-	-
Net other items (Including loss on sale of TBNG)	-	-	-	15,256	582	15,615		(359)	582
Adjusted EBITDAX from continuing operations (2) (3) (4)	$ 8,358	$ 7,288	$ 9,389	$ 31,759	$ 40,888	$ 402	$ 4,771	$ 31,357	$ 36,117

(1) TransAtlantic sold TBNG on February 28, 2017

(2) Adjusted EBITDAX from continuing operations ("Adjusted EBITDAX") is a non-GAAP financial measure that represents net (loss) income from continuing operations plus interest and other net, current and deferred income tax expense, exploration, abandonment and impairment, seismic and other exploration expense, foreign exchange (gain) loss, share-based compensation expense, loss (gain) on commodity derivative contracts, cash settlements on commodity derivative contacts, accretion of asset retirement obligation, depreciation, depletion, and amortization, loss on sale of TBNG, and net other items.

(3) TransAtlantic believes Adjusted EBITDAX assists management and investors in comparing TransAtlantic's performance on a consistent basis without regard to depreciation, depletion, and amortization and impairment of oil and natural gas properties and exploration expenses, among other items, which can vary significantly from period to period. In addition, management uses Adjusted EBITDAX as a financial measure to evaluate TransAtlantic's operating performance.

(4) Adjusted EBITDAX is not a measure of financial performance under GAAP. Accordingly, it should not be considered as a substitute for net income or income from continuing operations prepared in accordance with GAAP. Net income or income from continuing operations may vary materially from Adjusted EBITDAX. Investors should carefully consider the specific items included in the computation of Adjusted EBITDAX.

28 | NYSE AMERICAN: **TAT** TSX: **TNP.TO**

TRANSATLANTIC Petroleum Ltd.

RESERVES RECONCILIATION (1/4)

Value of Proved Reserves

The following table shows our estimated future net revenue of 1P Reserves at SEC Pricing, Standardized Measure, 1P-PV10 at SEC Pricing, 1P-PV10 at forward strip pricing, 2P-PV10 at forward strip pricing, 3P-PV10 at forward strip pricing, and Incremental 3P-PV20 at forward strip pricing as of December 31, 2017:

	Turkey		Total	
	(in thousands)			
Future net revenue of 1P at SEC pricing	$	411,920	$	411,920
Total Standardized Measure (1)	$	229,050	$	229,050
Total 1P-PV10 at SEC pricing (2)	$	266,358	$	266,358
Total 1P-PV10 at strip pricing (2)	$	336,471	$	336,471
Total 2P-PV10 at strip pricing (2)	$	569,729	$	569,729
Total 3P-PV10 at strip pricing (2)	$	815,292	$	815,292
Incremental 3P-PV20 at strip pricing (2)	$	140,566	$	140,566

(1) DeGolyer and MacNaughton did not estimate the Standardized Measure.

(2) PV10 and PV20 values of the estimated future net revenue is not intended to represent the current market value of the estimated oil and natural gas reserves we own. Management believes that the presentation of PV10 and PV20, while not a financial measure in accordance with U.S. GAAP, provides useful information to investors because it is widely used by professional analysts and sophisticated investors in evaluating oil and natural gas companies. Because many factors that are unique to each individual company impact the amount of future income taxes estimated to be paid, the use of a pre-tax measure is valuable when comparing companies based on reserves. PV10 and PV20 are not measures of financial or operating performance under U.S. GAAP. PV10 and PV20 should not be considered as an alternative to the Standardized Measure as defined under U.S. GAAP. The following table provides a reconciliation of our 1P-PV10 at SEC pricing to our Standardized Measure:

	Turkey		Total	
	(in thousands)			
Total 1P-PV10	$	266,358	$	266,358
Future income taxes (1)		(51,334)		(51,334)
Discount of future income taxes at 10% per annum (1)		14,026		14,026
Standardized Measure (1)	$	229,050	$	229,050

(1) DeGolyer and MacNaughton did not estimate future income taxes, the discount of future income taxes at 10% per annum or the Standardized Measure.

29 | NYSE AMERICAN: **TAT** TSX: **TNP.TO**

TRANSATLANTIC Petroleum Ltd.

RESERVES RECONCILIATION (2/4)

PREPARED STRIP PRICES TO SEC PV10 AND SMOG (1)

The following table provides a reconciliation of our 1P-PV10 at forward strip pricing to our Standardized Measure:

		Proved (1P) (in thousands)
Total PV10 at Strip Pricing	$	336,471
Adjustments Relating to Strip Pricing and Terminal Volumes	$	(70,112)
Total PV10 at SEC Pricing	$	266,358
Future Income Tax Discounted at 10% per annum[(1)]	$	(37,308)
Standardized Measure[(1)]	$	**229,050**

The following table provides a reconciliation of our 2P-PV10 at forward strip pricing to our Standardized Measure:

		Proved + Probable (2P) (in thousands)
Total 2P PV10 at Strip Pricing	$	569,729
Adjustments Relating to Incremental Probable Volumes	$	(233,258)
Total Proved (1P) PV10 at Strip Pricing	$	336,471
Adjustments Relating to Strip Pricing and Terminal Volumes	$	(70,112)
Total PV10 for Proved (1P) at SEC Pricing	$	266,358
Future Income Tax Discounted at 10% per annum[(1)]	$	(37,308)
Standardized Measure[(1)]	$	**229,050**

The following table provides a reconciliation of our 3P-PV20 at forward strip pricing to our Standardized Measure:

		Proved + Probable + Possible (3P) (in thousands)
PV20 of Incremental Possible at Strip Pricing	$	140,566
Adjustment Relating to Change in Discount Rate from 20% to 10%	$	104,997
PV10 of Incremental Possible at Strip Pricing	$	245,564
Total 2P PV10 at Strip Pricing	$	569,729
Total 3P PV10 at Strip Pricing	$	815,292
Adjustments Relating to Strip Pricing and Terminal Volumes	$	(133,770)
Total 3P PV10 at SEC Pricing	$	681,522
Adjustments Relating to Incremental Probable and Possible Volumes	$	(345,051)
Total Proved (1P) PV10 at Strip Pricing	$	336,471
Adjustments Relating to Pricing and Terminal Volumes	$	(70,112)
Total PV10 for Proved (1P) at SEC Pricing	$	266,358
Future Income Tax Discounted at 10% per annum[(1)]	$	(37,308)
Standardized Measure[(1)]	$	**229,050**

(1) DeGolyer and MacNaughton did not estimate future income taxes, the discount of future income taxes at 10% per annum or the Standardized Measure

Note: The PV10 value of the estimated future net revenue is not intended to represent the current market value of the estimated oil and natural gas reserves we own. Management believes that the presentation of PV10, while not a financial measure in accordance with U.S. GAAP, provides useful information to investors because it is widely used by professional analysts and sophisticated investors in evaluating oil and natural gas companies. Because many factors that are unique to each individual company impact the amount of future income taxes estimated to be paid, the use of a pre-tax measure is valuable when comparing companies based on reserves. PV10 is not a measure of financial or operating performance under U.S. GAAP. PV10 should not be considered as an alternative to the Standardized Measure as defined under U.S. GAAP. The Standardized Measure represents the PV10 after giving effect to income taxes.

30 | NYSE AMERICAN: **TAT** TSX: **TNP.TO**

TRANSATLANTIC Petroleum Ltd.

Reserves Reconciliation (3/4) Overview – SEC Pricing vs. Forward Strip YE2017 SEC Reserves YE2017 Forward Strip Reserves Liquids Gas Total PV10 PV20 (mmbbls) (Bcf) (mmboe) ($mm) ($mm) Total Proved 14.8 4.2 15.5 266.4 182.0 Total Probable 12.7 2.0 13.0 197.4 114.8 Total Possible 12.6 1.9 12.9 217.8 124.0 Total 1P 14.8 4.2 15.5 266.4 182.0 Total 2P 27.5 6.1 28.5 463.8 296.8 Total 3P 40.1 8.0 41.4 681.5 420.8 Liquids Gas Total PV10 PV20 (mmbbls) (Bcf) (mmboe) ($mm) ($mm) Total Proved 14.9 4.2 15.6 336.5 236.9 Total Probable 12.7 2.0 13.1 233.3 138.0 Total Possible 12.6 1.9 12.9 245.6 140.6 Total 1P 14.9 4.2 15.6 336.5 236.9 Total 2P 27.6 6.1 28.6 569.7 374.9 Total 3P 40.2 8.0 41.6 815.3 515.5

Reserves Reconciliation (4/4) Pricing Data Forward Strip Prices ($) Oil 2018 $67.14 2019 $62.92 2020 $60.14 2021 $58.70 2022 $58.24 2023 $58.14 2024 $58.30 SEC Prices ($) Oil 2016 YE $44.42 2017 YE $58.89